Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of January 3, 2009

	Name of Subsidiary	Jurisdiction
1.	AVAD LLC	Delaware
2.	DBL Distributing LLC	Delaware
3.	VPN Dynamics, Inc.	Delaware
4.	CD Access Inc.	Iowa
5.	IMI Washington Inc.	Delaware
6.	Ingram Funding Inc.	Delaware
7.	Ingram Micro CLBT Inc.	Delaware
8.	Ingram Micro Delaware Inc.	Delaware
9.	Ingram Micro CLBT	Pennsylvania
10.	Ingram Micro L.P.	Tennessee
11.	Ingram Micro Texas L.P.	Texas
12.	Ingram Micro Inc.	Ontario, Canada
13.	AVAD Canada Ltd.	Canada
14.	Ingram Micro Holdco Inc.	Ontario, Canada
15.	Ingram Micro LP	Ontario, Canada
16.	Ingram Micro Logistics LP	Ontario, Canada
17.	Ingram Micro Japan Inc.	Delaware
18.	Ingram Micro Singapore Inc.	California
19.	Ingram Micro Taiwan Inc.	Delaware
20.	Ingram Micro Texas LLC	Delaware
21.	Ingram Micro Europe Holding LLC	Delaware
22.	Intelligent Express, Inc.	Pennsylvania
23.	RND, Inc.	Colorado
24.	Computek Enterprises (U.S.A.) Inc.	Florida
25.	Ingram Export Company Ltd.	Barbados
26.	Ingram Micro Compañia de Servicios, S.A. de C.V.	Mexico
27.	Ingram Micro Latin America & Caribbean Inc.	Delaware
28.	Ingram Micro Chile, S.A.	Chile
29.	Ingram Micro Peru, S.A.	Peru
30.	Ingram Micro Latin America	Cayman Islands
31.	Ingram Micro Argentina, S.A.	Argentina
32.	Ingram Micro Brasil Ltda.	Brazil
33.	Ingram Micro Tecnologia E Informatica Ltda	Brazil
34.	Ingram Micro Caribbean	Cayman Islands
35.	Ingram Micro Panama, S. de R.L.	Panama
36.	Ingram Micro Logistics Inc.	Cayman Islands
37.	CIM Ventures Inc.	Cayman Islands
38.	Ingram Micro Mexico, S.A. de C.V.	Mexico
39.	Export Services Inc.	California
40.	Securematics, Inc.	California
41.	Ingram Micro SB Holdings Inc.	Cayman Islands
42.	Ingram Micro SB Inc.	California

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of January 3, 2009

	Name of Subsidiary	Jurisdiction
43.	Ingram Micro Management Company	USA (California)
44.	Ingram Micro Atlantic Holding Inc.	Cayman Islands
45.	Ingram Micro North Atlantic Holding Inc.	Cayman Islands
46.	Ingram Micro International Inc.	Cayman Islands
47.	Ingram Micro Europe Treasury LLC	USA (Delaware)
48.	Ingram Micro Luxembourg Sarl	Luxembourg
49.	Ingram Micro SAS	France
50.	Ingram Micro GmbH	Switzerland
51.	Ingram Micro Holding GmbH	Germany
52.	Ingram Micro GP GmbH	Germany
53.	Ingram Micro Pan Europe GmbH	Germany
54.	Ingram Micro Games GmbH	Germany
55.	Ingram Micro Distribution GmbH	Germany
56.	Compu-Shack Electronic GmbH & Co KG	Germany
57.	Eurequat Germany GmbH	Germany
58.	Intertrade AF AG	Germany
59.	Intertrade AF Service GmbH	Germany
60.	Intertrade AF Austria GmbH	Austria
61.	Intertrade AF Southeast GmbH	Germany
62.	Intertrade AF Israel Ltd	Israel
63.	Ingram Micro Europe GmbH	Germany
64.	Ingram Macrotron GmbH	Germany
65.	Ingram Micro Administration GmbH	Germany
66.	Macrotron Systems GmbH	Germany
67.	Macrotron Process Technologies GmbH	Germany
68.	Eurequat Technologies SAS	France
69.	Eurequat Grande Distribution SARL	France
70.	Eurequat Espana SL	Spain
71.	Eurequat Portugal SARL	Portugal
72.	Ingram Micro Europe BVBA	Belgium
73.	Ingram Micro BVBA	Belgium
74.	Ingram Micro GmbH	Austria
75.	Vapriva BVBA	Belgium
76.	Handelsmaatschappij voor Computers BVBA	Belgium
77.	Ingram Micro Magyarorszag Kft	Hungary
78.	Ingram Micro BV	Netherlands
79.	Ingram Micro (Pty) Ltd	South Africa
80.	Bright Creative Communications BV	Netherlands
81.	Ingram Micro SL	Spain
82.	Ingram Micro Holdings Ltd	UK
83.	Ingram Micro (UK) Ltd	UK
84.	Ingram Micro Finance Centre of Excellence Ltd	UK
85.	Ingram Micro Coordination Center BVBA	Belgium
86.	Ingram Micro Nordic Holding BVBA	Belgium
87.	Ingram Micro ApS	Denmark
88.	Ingram Micro AB	Sweden

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of January 3, 2009

	Name of Subsidiary	Jurisdiction
89.	Ingram Micro AS	Norway
90.	Ingram Micro Srl	Italy
91.	Ingram Micro Oy	Finland
92.	Ingram Micro (Portugal) Comercio Internacional & Servicos Sociedade Unipessoal LDA	Portugal
93.	Ingram Micro (Thailand) Ltd	Thailand
94.	Ingram Micro Asia Holdings Inc.	California
95.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
96.	Ingram Micro New Zealand Holdings	New Zealand
97.	Tech Pacific Holdings (NZ) Limited	New Zealand
98.	Ingram Micro (NZ) Limited	New Zealand
99.	Ingram Micro Asia Ltd.	Singapore
100.	Megawave Pte Ltd	Singapore
101.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
102.	Ingram Micro Singapore (South Asia) Pte Ltd	Singapore
103.	Ingram Micro Semiconductor Asia Pte. Ltd.	Singapore
104.	ERIM Sdn Bhd	Malaysia
105.	Ingram Micro Malaysia Sdn Bhd	Malaysia
106.	Ingram Micro Holding (Thailand) Ltd	Thailand
107.	Ingram Micro India Private Limited	India
108.	Tech Pacific (N.Z.) Ltd	New Zealand
109.	Ingram Micro (Hong Kong) Ltd	Hong Kong
110.	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
111.	Chinam Electronics Limited	Hong Kong
112.	Ingram Micro (China) Ltd	Hong Kong
113.	Ingram Micro (China) Holding & Commercial Co. Ltd.	China
114.	Ingram Micro International Trading (Shanghai) Co., Ltd	China
115.	Ingram Micro Holdings (Australia) Pty Ltd	Australia
116.	Ingram Micro Pty Ltd	Australia
117.	Ingram Micro Australia Pty Ltd	Australia
118.	Electronic Resources Australia (Qld) Pty Ltd	Australia
119.	Electronic Resources Australia (Vic) Pty Ltd	Australia
120.	Techpac Holdings (Australia) Pty Ltd	Australia
121.	Tech Pacific Holdings Pty Limited	Australia
122.	Tech Pacific Australia Pty Ltd	Australia
123.	Ingram Micro Lanka (Private) Limited	Sri Lanka
124.	Techpac Holdings Limited	Bermuda
125.	TP Holdings Limited	Bermuda
126.	Tech Pacific (Thailand) Co., Ltd	Thailand
127.	Tech Pacific Asia Limited	British Virgin Islands
128.	Tech Pacific (H.K.) Limited	Hong Kong
129.	Tech Pacific Limited	Hong Kong
130.	First Tech Pacific Distributors Sdn Bhd	Malaysia
131.	Tech Pacific Inc.	Philippines
132.	Tech Pacific (Singapore) Ltd.	Singapore
133.	Tech Pacific Logistics Pte Ltd	Singapore
134.	Tech Pacific Holdings Pte Limited	Singapore
135.	Tech Pacific Mauritius Limited	Mauritius
136.	Techpac Mauritius Limited	Mauritius
137.	Surajami Investment & Trading Co. Ltd	India
138.	Tech Pacific (India) Ltd	India
139.	Ingram Micro (India) Exports Pte Ltd	Singapore

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